SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Materials Under Section 240.14a-12

                AXP Variable Portfolio - Investment Series, Inc.
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                (Name of Registrant as Specified In Its Charter)


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   (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11

      (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

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      (4) Proposed maximum aggregated value of transaction:

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      (5) Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (3) Filing Party:

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      (4) Date Filed:

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

IDS Life Series and American Express Variable Portfolio Funds proxy statements filed with SEC

On Feb. 5, American Express filed proxy statements with the SEC regarding its intention to seek contract holder approval for a number of fund mergers.

American Express' intention to proxy contract holders of specific products was announced on Nov. 19, 2003 ("Memo: Equity Product Line Changes") and on Feb. 2, 2004 (IDS Life article).

We will ask contract holders to approve the following fund mergers via proxy.

------------------------------------------ -------------------------------------
             Beginning Fund                            Ending Fund
------------------------------------------ -------------------------------------
AXP VP - Blue Chip Advantage Fund          AXP VP - Capital Resource Fund
------------------------------------------ -------------------------------------
AXP VP - Stock Fund                        AXP VP - Capital Resource Fund
------------------------------------------ -------------------------------------
IDS Life Series Equity Portfolio           AXP VP - Capital Resource Fund
------------------------------------------ -------------------------------------
IDS Life Series Equity Income Portfolio    AXP VP - Diversified Equity Income
                                           Fund
------------------------------------------ -------------------------------------
IDS Life Series Government Securities      AXP VP - Short Duration U.S.
Portfolio                                  Government Fund
------------------------------------------ -------------------------------------
IDS Life Series Income Portfolio           AXP VP - Diversified Bond Fund
------------------------------------------ -------------------------------------
IDS Life Series International Equity       AXP VP - International Fund
Portfolio
------------------------------------------ -------------------------------------
IDS Life Series Managed Fund               AXP VP - Managed Fund
------------------------------------------ -------------------------------------
IDS Life Series Money Market Fund          AXP VP - Cash Management Fund
------------------------------------------ -------------------------------------

Important dates

o Early/mid April - Proxy statements are anticipated to mail to contract holders as of early to mid-April.

o Early/mid June - The meeting, to be held in Minneapolis, is expected to be set for early or mid-June. Voting will be closed at the end of the meeting, and items approved by contract holders will be implemented soon thereafter.

General Proxy Information

Upon receiving the proxy statement and voting instructions, contract holders may vote in one of four ways:

1. By mail with the enclosed voting instruction card.

2. By telephone.

3. By web site.

4. In person at the meeting.

Clients who own more than one fund should be sure to vote for each.

Attached below are Q&A documents that have been prepared for you to use when answering client questions. Please keep in mind that the Q&A documents are not approved for distribution to clients - only for your reference should you receive inquiries.

Note: While you may help explain the proposal to clients, you may not advise clients how to vote. Also, for regulatory reasons, you may not develop separate materials relating to the proxy solicitation. Please use the Q&A documents to provide further explanation to clients who request it.

(attachments)

The proxy statements filed with the SEC are not yet final. Final copies will be posted to Advisor Connect / AdvisorLink Jazz by the time proxies mail to clients.

Advisor Inquiries

If you have questions about the proxy initiative, send a Lotus Notes message to

o    American Express Annuities for AXP VP Fund questions

o    Insurance Marketing for IDS Life Series Fund questions

AXP VP - Blue Chip Advantage Fund and AXP VP - Stock Fund

Merger proxy Q&A

Q: What am I allowed to say to clients if they call with questions about the proxy items?

|X| You should encourage clients to vote promptly upon receiving their materials.

|X| You are allowed to explain the proxy items in greater detail if clients are confused about the meaning of any of the proposed changes.

|X|  You may indicate that the Funds' Boards recommend a vote FOR these items.

While you may help explain the proposal to clients, you may not advise clients how to vote (except to indicate the preference of the Funds' Boards). Also, for regulatory reasons, you may not develop separate materials relating to the proxy solicitation.

Q: What action is required of contract holders of AXP VP - Blue Chip Advantage Fund and AXP VP - Stock Fund?

The Funds' Boards recommend that contract holders vote FOR the Reorganization proposal. Assuming the proposal is approved, no further action is necessary on the part of contract holders. The Reorganization and all related acts necessary to complete it are expected to occur shortly after the meeting.

Q:  When will contract holders receive the proxy statements?

We anticipate that proxies will mail in early/mid April, 2004.

Q. When will the results of the votes be known and how will contract holders and advisors learn of the results?

The results of the meeting will be communicated to existing contract holders in the next annual or semiannual report sent to them following the meeting (expected to be held early/mid June, 2004). New contract holders will learn of the changes through a prospectus supplement that will be issued at the conclusion of the meeting.

The results will be communicated to advisors soon after the meeting. Watch Advisor Connect News / AdvisorLink Jazz for details at that time.

Q: Why are the Boards of AXP VP - Blue Chip Advantage Fund and AXP VP - Stock Fund proposing to merge them into AXP VP - Capital Resource Fund?

The Board believes that the proposed Reorganization will be advantageous to AXP VP - Blue Chip Advantage Fund and AXP VP - Stock Fund contract holders for several reasons, including continuity of investment - meaning that contract holders will be invested in a fund holding a similar investment securities portfolio, with similar investment objectives, policies, and restrictions.

All three funds have similar investment objectives.

Blue Chip: Long-term total return exceeding that of the U.S. stock market.

Stock: Current income and growth of capital.

Capital Resource: Capital appreciation.

            For advisor use only. Not approved for use with clients.

Comparison of Investment Strategies

VP Blue Chip: Under normal market conditions, at least 80% of the Fund's net assets are invested in blue chip stocks. Blue chip stocks are issued by companies with a market capitalization of at least $1 billion, an established management, a history of consistent earnings and a leading position within their respective industries. A common measure of blue chip stocks is the S&P 500 Composite Stock Price Index (S&P 500 Index). The S&P 500 Index is an unmanaged market index used to measure the total return of the U.S. stock market (the Fund may change this market index from time to time). While the Fund invests in stocks included in the S&P 500 Index, it is not an index fund. It may own companies not included in the index, and its results will likely differ from the index.

VP Stock: Under normal circumstances, at least 80% of the Fund's net assets are invested in common stocks and securities convertible into common stocks. In pursuit of its income objective, the Fund will invest in income-producing equity securities (such as convertible securities and preferred stocks and short-term debt instruments (such as commercial paper). The Fund may invest up to 25% of its total assets in foreign investments.

VP Capital Resource: The Fund invests primarily in U.S. common stocks of companies with market capitalization of at least $5 billion and other securities convertible into common stock. Additionally, the Fund may invest up to 25% of its total assets in foreign investments.

Q: What effect will the merger have on fund expenses?

After the Reorganization, the expense ratio for the Buying Fund (AXP VP - Capital Resource Fund) is expected to be lower than the expense ratio of AXP VP-Stock. Thus, contract holders are expected to experience lower fixed costs after the Reorganization than they would if they continued to invest in VP Stock.

For VP Blue Chip, higher aggregate net assets resulting from the Reorganization and the opportunity for net cash inflows may reduce the risk that, if the net assets of VP Blue Chip fail to grow, or diminish, its total expense ratio could rise as fixed expenses become a larger percentage of net assets.

Q: Will there be any tax consequences for contract holders when the merger occurs?

The Reorganization is expected to be tax-free for federal income tax purposes and will not take place unless the Selling Fund and the Buying Fund receive a satisfactory opinion of tax counsel.

            For advisor use only. Not approved for use with clients.